SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	December 6, 2005 -----------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-14201 --------------------------------	33-0732627 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 1.01    Entry into a Material Definitive Agreement.

                        To facilitate the implementation of its previously announced succession plan, Sempra Energy has amended its employment agreement with its Chairman of the Board and Chief Executive Officer as described in Item 5.02 of this Current Report.

Item 1.02    Termination of a Material Definitive Agreement.

                        Shareholder Rights Plan

                        On December 6, 2005, Sempra Energy's Board of Directors adopted a resolution to terminate Sempra Energy's Shareholder Rights Plan and the preferred stock purchase rights issued under the plan. The board also adopted a policy with respect to the future adoption of rights plans.

                        Sempra Energy's Shareholder Rights Plan and the related preferred stock purchase rights are described in Sempra Energy's Form 8-A Registration Statement filed with the Securities and Exchange Commission on June 5, 1998.  In accordance with the board's resolution, the plan has been amended to provide that the plan and the rights will expire at the close of business on December 9, 2005.

                        The policy adopted by the board with respect to the adoption of future shareholder rights plans is as follows:

                        Sempra Energy will submit the adoption of any shareholder rights plan to a shareholder vote before adopting the plan unless the Board of Directors determines that, under then existing circumstances, it is in the best interests of Sempra Energy and its shareholders to adopt the plan without the delay that would be occasioned by submitting it to shareholders.  Any plan so adopted without prior submission to shareholders will be submitted to shareholders within 12 months from the date it is adopted

Item 3.03    Material Modifications to Rights of Security Holders.

                        Shareholder Rights Plan

                       As reported in Item 1.02 of this Current Report, Sempra Energy has amended its Shareholder Rights Plan to provide that the plan and the preferred stock purchase rights issued under the plan will expire at the close of business on December 9, 2005.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                       Implementation of Previously Announced Succession Plan and Other Executive Changes.

                        To facilitate the implementation of its previously announced succession plan, on December 6, 2005 Sempra Energy's Board of Directors approved an amendment to Sempra Energy's employment agreement with its Chairman of the Board and Chief Executive Officer, Stephen L. Baum, to provide that Mr. Baum will retire as Chief Executive Officer on December 31, 2005 and as Chairman of the Board on January 31, 2006.  The agreement previously provided that Mr. Baum would retire from both positions on January 31, 2006.

                        Also on December 6, 2005 and as contemplated by the succession plan, the Board of Directors elected Donald E. Felsinger, currently President and Chief Operating Officer, to succeed Mr. Baum.  Mr. Felsinger will become Chief Executive officer on January 1, 2006 and Chairman of the Board on February 1, 2006.

                        The Board of Directors, as contemplated by the succession plan, also elected Neal E. Schmale, currently an Executive Vice President and the Chief Financial Officer to succeed Mr. Felsinger.   Mr. Schmale will become Chief Operating Officer on January 1, 2006 and President on February 1, 2006.

                        In addition, the board elected Mark Snell, currently Group President -- Sempra Global, to succeed Mr. Schmale.  Mr. Snell will become an Executive Vice President and the Chief Financial Officer on January 1, 2006.

                        The amendment to Mr. Baum's employment agreement, which is included as an exhibit to this report, also provides for Mr. Baum and his wife to receive  post-retirement financial services until the second anniversary of their deaths;  provides for the continuation of excess personal liability insurance coverage for Mr. Baum for five years following his retirement; and provides that the Company will continue to match Mr. Baum's charitable contributions (in a matching amount not to exceed $20,000 in any calendar year) for a period of five years following his retirement.

Item 8.01  Other Events

                        Board Declassification

                        Sempra Energy's Articles of Incorporation currently divide the Board of Directors into three classes with one-third of the authorized number of directors (or as close an approximation as possible) being elected at each annual meeting of shareholders to serve for terms of three years.

                        On December 6, 2005, the Board of Directors approved an amendment to the Articles of Incorporation which, if approved by the requisite vote of shareholders, would declassify the board.

                        The amendment provides that each director elected after the effective date of the amendment, including a director elected to fill a vacancy, would hold office until the next annual meeting of shareholders and his or her successor has been elected and qualified.  Directors elected prior to the effective date of the amendment, including those elected at the 2006 Annual Meeting, would continue to hold office until the expiration of the staggered three-year terms for which they were previously elected.

                         Shareholder approval of the amendment requires the favorable vote of the holders of two-thirds of the outstanding shares.  The amendment will be submitted for shareholder approval at Sempra Energy's 2006 Annual Meeting of Shareholders together with the Board of Directors' recommendation that shareholders vote to approve the amendment.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits

99.1  Amendment to Employment Agreement dated as of December 6, 2005 between Sempra Energy and Stephen L. Baum  (amending Employment Agreement dated as of September 17, 2002).

99.2  Employment Agreement dated as of September 17, 2002 between Sempra Energy and Stephen L. Baum  (filed as Exhibit 10.01 to the Sempra Energy's  Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and incorporated herein by reference).

99.3  Amendment to Rights Agreement dated as of December 6, 2005 between Sempra Energy and EquiServe Trust Company, N.A. (amending Rights Agreement dated as of May 26, 1998).

99.4  Rights Agreement dated as of May 26, 1998 between Sempra Energy and EquiServe Trust Company, N.A (then named First Chicago Trust Company of New York) (filed as Exhibit 1 to Sempra Energy's Form 8-A Registration Statement filed June 5, 1998 and incorporated  herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: December 9, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller